PNC FUNDS
Response to Form N-SAR, Sub-Item 77D for period ended 5/31/2017

   With respect to
   A. PNC Large Cap Core Fund,
   B. PNC Large Cap Growth Fund and
   C. PNC Large Cap Value Fund,
   the following changes became effective as of March 31, 2017:

A. PNC Large Cap Core Fund

1) The Fund's name became "PNC Multi-Factor All Cap Fund."

2) The Fund's "Principal Investment Strategies" were revised to read as follows:

The Fund invests primarily in a diversified portfolio of equity securities. The Fund may invest in issuers of any capitalization (large-cap, mid-cap and small-cap) and will invest primarily in issuers with market capitalizations within the market capitalization range of companies represented in the Russell 3000(r) Index. As of September 30, 2016, companies in the Russell 3000(r) Index ranged in market capitalization from $34.6 million to $603.3 billion.

PNC Capital Advisors, LLC (the "Adviser") employs a systematic multi-factor process to identify companies that the Adviser believes have the potential to produce earnings in excess of market expectations. The Adviser evaluates issuers and selects investments based on a variety of quantitative measures,
referred to as "factors."   The Fund's multi-factor quantitative
process uses quality factors, such as a company's stability of earnings; momentum factors, such as movements in both price and earnings and earnings surprises; and value factors, such as price to earnings, price to book, and price to cash flow ratios.

Consistent with its multi-factor orientation, the Adviser's stock selection process for the Fund is expected to result in investments in companies with both growth and value characteristics. The Fund's investment weighting in any one sector will change over time as the multi-factor process continuously assesses each industry sector's relative attractiveness. The Fund does not apply any sector-based limits on its portfolio and the Adviser's process may result in the Fund being invested significantly in one or more sectors.

The Fund will normally invest primarily in securities of U.S.
companies. The equity securities in which the Fund may invest include common stock, American Depositary Receipts, preferred stock, warrants and rights.

The Adviser expects to re-balance the Fund quarterly and the Adviser may actively trade the Fund's portfolio securities in an attempt to achieve its investment objective. Active trading will cause the Fund to have an increased portfolio turnover rate, which may generate short-term gains for its shareholders, which are taxed at a higher rate than long-term gains. Actively trading portfolio securities increases the Fund's trading costs and may have an adverse impact on the Fund's performance.

3) The Fund became subject to the following revised or additional principal investment risks:

Active Trading Risk. To the extent that the Fund buys and sells securities actively, it could have higher expenses (which reduce return for shareholders) and higher taxable distributions. Investment models, such as quantitative and algorithmic models, may prove to be unsuccessful and may not perform as expected for a variety of reasons. For example, human judgment plays a role in building, utilizing, testing and modifying the financial algorithms and formulas used in these models. In addition, the data, which is typically supplied by third parties, can be imprecise or become stale due to new events or changing circumstances. The success of models or factor-driven processes that are predictive in nature is dependent largely upon the accuracy, predictive value and reliability of the supplied data, including historical data. Certain low probability events or factors that are assigned little weight may occur or prove to be more likely or more relevant than expected, for short or extended periods of time. Market performance can be affected by non-quantitative factors (for example, investor fear or over-reaction or other emotional considerations) that are not easily integrated into quantitative analysis. Investment models also involve the risk that construction and implementation (including, for example, data problems and/or software issues) may create errors or limitations that might go undetected or are discovered only after the errors or limitations have adversely impacted the Fund. Investment models may use simplifying assumptions that can limit their effectiveness.

Focused Investment Risk. To the extent that the Fund focuses its investments in the securities of a particular issuer or companies in a particular country, group of countries, region, market, industry, group of industries, sector or asset class, the Fund's exposure to various risks may be heightened, including price volatility and adverse economic, market, political or regulatory occurrences affecting that issuer, country, group of countries region, market, industry, group of industries, sector or asset class.

Mid-Cap Company Risk. Mid-capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. As a result, mid-cap company stocks may be more volatile than those of larger companies.

Small Company Risk. Small-capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small-cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange. It may be harder to dispose of small-capitalization company stocks, which can reduce their values or the prices at which they may be sold to the Fund.

4) The Fund no longer has a policy to invest 80% of its net assets plus any borrowings for investment purposes in equity securities issued by large-cap companies.


B. PNC Large Cap Growth Fund

1) The Fund's name became "PNC Multi-Factor Large Cap Growth
Fund."

2) The Fund's "Principal Investment Strategies" were revised to read as follows:

The Fund primarily invests in a diversified portfolio of growth-oriented domestic equity securities of large-cap companies, such as companies with accelerated earnings growth rates.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities issued by large-cap companies. For purposes of its 80% policy, the Fund defines a large-cap company as one whose market capitalization falls within the market capitalization range of companies represented in the Russell 1000(r) Index. As of September 30, 2016, companies in the Russell 1000(r) Growth Index ranged in market capitalization from $675.6 million to $603.3 billion. The Fund will provide shareholders with at least 60 days' written notice before changing this 80% policy. The Fund may also invest in foreign stocks in keeping with the Fund's objective.

PNC Capital Advisors, LLC (the "Adviser") employs a systematic multi-factor process to identify companies that the Adviser believes have the potential to produce earnings in excess of market expectations. The Adviser evaluates issuers and selects investments based on a variety of quantitative measures,
referred to as "factors."   The Fund's multi-factor quantitative
process uses quality factors, such as a company's stability of earnings; momentum factors, such as movements in both price and earnings and earnings surprises; and value factors, such as price to earnings, price to book, and price to cash flow ratios.

Consistent with its multi-factor orientation, the Adviser's stock selection process for the Fund is expected to result in investments in companies with growth characteristics. The Fund's investment weighting in any one sector will change over time as the multi-factor process continuously assesses each industry sector's relative attractiveness. The Fund does not apply any sector-based limits on its portfolio and the Adviser's process may result in the Fund being invested significantly in one or more sectors.

The Fund will normally invest primarily in securities of U.S.
companies. The equity securities in which the Fund may invest include common stock, American Depositary Receipts, preferred stock, warrants and rights.

The Adviser expects to re-balance the Fund quarterly and the Adviser may actively trade the Fund's portfolio securities in an attempt to achieve its investment objective. Active trading will cause the Fund to have an increased portfolio turnover rate, which may generate short-term gains for its shareholders, which are taxed at a higher rate than long-term gains. Actively trading portfolio securities increases the Fund's trading costs and may have an adverse impact on the Fund's performance.

3) The Fund became subject to the following revised principal investment risk:

Active Trading Risk. To the extent that the Fund buys and sells securities actively, it could have higher expenses (which reduce return for shareholders) and higher taxable distributions. Investment models, such as quantitative and algorithmic models, may prove to be unsuccessful and may not perform as expected for a variety of reasons. For example, human judgment plays a role in building, utilizing, testing and modifying the financial algorithms and formulas used in these models. In addition, the data, which is typically supplied by third parties, can be imprecise or become stale due to new events or changing circumstances. The success of models or factor-driven processes that are predictive in nature is dependent largely upon the accuracy, predictive value and reliability of the supplied data, including historical data. Certain low probability events or factors that are assigned little weight may occur or prove to be more likely or more relevant than expected, for short or extended periods of time. Market performance can be affected by non-quantitative factors (for example, investor fear or over-reaction or other emotional considerations) that are not easily integrated into quantitative analysis. Investment models also involve the risk that construction and implementation (including, for example, data problems and/or software issues) may create errors or limitations that might go undetected or are discovered only after the errors or limitations have adversely impacted the Fund. Investment models may use simplifying assumptions that can limit their effectiveness.

C. PNC Large Cap Value Fund

1) The Fund's name became "PNC Multi-Factor Large Cap Value
Fund"

2) The Fund's "Principal Investment Strategies" were revised to read as follows:

The Fund primarily invests in a diversified portfolio of value-oriented domestic equity securities of large-cap companies.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in securities issued by large-cap companies. For purposes of its 80% policy, the Fund defines a large-cap company as one whose market capitalization falls within the market capitalization range of companies represented in the Russell 1000(r) Index. As of September 30, 2016, companies in the Russell 1000(r) Growth Index ranged in market capitalization from $675.6 million to $603.3 billion. The Fund will provide shareholders with at least 60 days' written notice before changing this 80% policy. The Fund may also invest in foreign stocks in keeping with the Fund's objective.

PNC Capital Advisors, LLC (the "Adviser") employs a systematic multi-factor process to identify companies that the Adviser believes have the potential to produce earnings in excess of market expectations. The Adviser evaluates issuers and selects investments based on a variety of quantitative measures,
referred to as "factors."   The Fund's multi-factor quantitative
process uses quality factors, such as a company's stability of earnings; momentum factors, such as movements in both price and earnings and earnings surprises; and value factors, such as price to earnings, price to book, and price to cash flow ratios.

Consistent with its multi-factor orientation, the Adviser's stock selection process for the Fund is expected to result in investments in companies with value characteristics. The Fund's investment weighting in any one sector will change over time as the multi-factor process continuously assesses each industry sector's relative attractiveness. The Fund does not apply any sector-based limits on its portfolio and the Adviser's process may result in the Fund being invested significantly in one or more sectors.

The Fund will normally invest primarily in securities of U.S.
companies. The equity securities in which the Fund may invest include common stock, American Depositary Receipts, preferred stock, warrants and rights.

The Adviser expects to re-balance the Fund quarterly and the Adviser may actively trade the Fund's portfolio securities in an attempt to achieve its investment objective. Active trading will cause the Fund to have an increased portfolio turnover rate, which may generate short-term gains for its shareholders, which are taxed at a higher rate than long-term gains. Actively trading portfolio securities increases the Fund's trading costs and may have an adverse impact on the Fund's performance.

3) The Fund became subject to the following revised or additional principal investment risks:

Active Trading Risk. To the extent that the Fund buys and sells securities actively, it could have higher expenses (which reduce return for shareholders) and higher taxable distributions. Investment models, such as quantitative and algorithmic models, may prove to be unsuccessful and may not perform as expected for a variety of reasons. For example, human judgment plays a role in building, utilizing, testing and modifying the financial algorithms and formulas used in these models. In addition, the data, which is typically supplied by third parties, can be imprecise or become stale due to new events or changing circumstances. The success of models or factor-driven processes that are predictive in nature is dependent largely upon the accuracy, predictive value and reliability of the supplied data, including historical data. Certain low probability events or factors that are assigned little weight may occur or prove to be more likely or more relevant than expected, for short or extended periods of time. Market performance can be affected by non-quantitative factors (for example, investor fear or over-reaction or other emotional considerations) that are not easily integrated into quantitative analysis. Investment models also involve the risk that construction and implementation (including, for example, data problems and/or software issues) may create errors or limitations that might go undetected or are discovered only after the errors or limitations have adversely impacted the Fund. Investment models may use simplifying assumptions that can limit their effectiveness.

Focused Investment Risk. To the extent that the Fund focuses its investments in the securities of a particular issuer or companies in a particular country, group of countries, region, market, industry, group of industries, sector or asset class, the Fund's exposure to various risks may be heightened, including price volatility and adverse economic, market, political or regulatory occurrences affecting that issuer, country, group of countries region, market, industry, group of industries, sector or asset class.